UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ___________________________

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date  of  report  (Date  of  earliest  event  reported):    April  30,  2002
                                                          ------------------


                                    a21, INC.
                                    ---------
             (Exact Name of registrant as specified in its charter)


    Delaware                                                    78-2896910
------------                                                   ----------
(State or other jurisdiction of          (Commission         (IRS Employer
incorporation  or  organization)        File  Number)     Identification  No.)


One  Embarcadero  Center,  Suite  500,  San  Francisco,  California  941111
--------------------------------------------------------------------------

(Address  of  principal  executive  offices)                    (Zip  Code)


Registrant's  telephone  number,  including  area  code      (415)  284-2121
                                                        --------------------



    (Former name, former address and former fiscal year, if changed since last report)

ITEM  1.          FINANCIAL  STATEMENTS


                                 AGENCE 21, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              ----
Independent Auditors' Report                                                                  F-1

Balance Sheet as of December 31, 2001                                                         F-2

Statements of Operations
for the Year Ended December 31, 2001, for the period
from September 19, 2000 (Date of Inception) to December 31, 2000
and for the period from September 19, 2000 (Date of Inception) to December 31, 2001           F-3

Statement of Shareholders' Deficit
for the Year Ended December 31, 2001, for the period
from September 19, 2000 (Date of Inception) to December 31, 2000
and for the period from September 19, 2000 (Date of Inception) to December 31, 2001           F-4


Statements of Cash Flows
for the Year Ended December 31, 2001, for the period
from September 19, 2000 (Date of Inception) to December 31, 2000
and for the period from September 19, 2000 (Date of Inception) to December 31, 2001           F-5


Notes to Financial Statements                                                                 F-6 to F-16

Unaudited Pro Forma Financial Data

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements               F-17 toF-18

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2002                 F-19

Unaudited Pro Forma Condensed Statement of Operations -

Three Months Ended March 31, 2002 and Year Ended December 31, 2001                            F-20 to F-21

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements                      F-22

                          INDEPENDENT AUDITORS' REPORT


To  the  Shareholders
Agence  21,  Inc.


We have audited the accompanying balance sheet of Agence 21, Inc. (A Development Stage Enterprise) as of December 31, 2001 and the related statements of operations and deficit, and cash flows for the year ended December 31, 2001, for the period from September 19, 2000 (Date of Inception) to December 31, 2000 and for the period from September 19, 2000 (Date of Inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agence 21, Inc. (A Development Stage Enterprise) as of December 31, 2001, and the results of its operations and its cash flows for the year ended December 31, 2001, for the period from September 19, 2000 (Date of Inception) to December 31, 2000, and for the period from September 19, 2000 (Date of Inception) to December 31, 2001, in conformity with auditing standards generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, to the financial statements the Company is in the development stage, has incurred net losses since inception and expects to incur net losses for the foreseeable future. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



     /s/Grassi & Co., CPAs, P.C.
     ---------------------------
     GRASSI & CO., CPAs, P.C.


New York, New York
July 15, 2002
(Except for Note 13, which is
dated August 1, 2002)

                                 AGENCE 21, INC.
                         (A Development Stage Enterprise)
                                  BALANCE SHEET
                                December 31, 2001


                                         ASSETS


CASH                                                                       $     9,904
PROPERTY AND EQUIPMENT - net                                                   105,881
WEBSITE DEVELOPMENT COSTS                                                      569,832
INVESTMENT                                                                      90,000
OTHER ASSETS                                                                     1,653
                                                                           ------------
                                                                           $   777,270
                                                                           ============

                   LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                         $   293,098
  Accrued wages and payroll taxes                                            1,142,191
  Accrued expenses and other current liabilities                               140,504
  Notes payable - shareholders                                                 139,500
  Convertible notes payable                                                    365,000
                                                                           ------------
      TOTAL CURRENT LIABILITIES                                              2,080,293
                                                                           ------------



SHAREHOLDERS' DEFICIT:
  Preferred stock, $.0001 par value;  10,000,000 shares authorized;
      1,500,000 shares issued and outstanding                                      150
  Common stock, $.0001 par value;  40,000,000 shares authorized;
      25,973,500 shares issued and outstanding                                   2,597
  Additional paid-in capital                                                   990,233
  Deficit accumulated during the development stage                          (2,296,003)
                                                                           ------------
      TOTAL SHAREHOLDERS' DEFICIT                                           (1,303,023)
                                                                           ------------
                                                                           $   777,270
                                                                           ============


 The accompanying notes are an integral part of this financial statement.
                                      F-2

                                 AGENCE 21, INC.
                        ( A Development Stage Enterprise )
                              STATEMENTS OF OPERATIONS


                                                        For the period from        Cumulative During
                                      Year Ended         September 19, 2000      the Development Stage
                                       December 31,       (Inception) to         (September 19, 2000
                                           2001          December 31, 2000      to December 31, 2001)
                                       ------------  -------------------------  ----------------------

REVENUE                                $         -   $                      -   $                   -

EXPENSES:
  Research and development                 225,518                     33,061                 258,579
  General and administrative             1,636,631                    298,913               1,935,544
  Depreciation and amortization             57,598                     18,238                  75,836
  Interest expense, net                     20,253                      5,791                  26,044
                                       ------------  -------------------------  ----------------------
     TOTAL EXPENSES                      1,940,000                    356,003               2,296,003
                                       ------------  -------------------------  ----------------------

NET LOSS                               $(1,940,000)  $               (356,003)  $          (2,296,003)
                                       ============  =========================  ======================

NET LOSS PER SHARE, BASIC AND DILUTED  $     (0.08)  $                  (0.02)  $               (0.10)
                                       ============  =========================  ======================

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING, BASIC AND DILUTED   22,964,733                 21,172,029              22,567,204
                                       ============  =========================  ======================




     The accompanying notes are an integral part of this financial statement.
                                       F-3


                                 AGENCE 21, INC.

                        ( A Development Stage Enterprise)
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT



                                                                                                Deficit
                                                                                              Accumulated
                                                                               Additional      During the         Total
                                          Preferred Stock      Common Stock      Paid-in      Development     Shareholders'
                                          Shares   Amount     Shares   Amount   Capital         Stage       Equity (Deficit)
                                        --------   ------- ----------  --------  ----------  ------------  ------------------
BALANCE,  September 19, 2000 (Inception)           $                   $          $          $         -     $            -

Issuance of common stock for cash :
   at $0.00027 per share, September                         13,035,500   1,303       2,297             -              3,600
   at $0.01 per share, September                             1,736,500     173      17,192             -             17,365
   at $0.01 per share, October                               2,662,500     266      26,359             -             26,625
   at $0.01 per share, November                              2,739,000     274      27,116             -             27,390
   at $0.01 per share, December                                 75,000       8         742             -                750
Issuance of common stock for services:
   at $0.01 per share, October                               1,100,000     110      10,890             -             11,000
   at $0.01 per share, November                                625,000      63       6,187             -              6,250
Issuance of preferred stock for cash:                                                                                     -
   at $0.50 per share, October           150,000     15                             74,985             -             75,000
   at $0.50 per share, November          200,000     20                             99,980             -            100,000
   at $0.50 per share, December          600,000     60                            299,940             -            300,000
Net loss                                                             -       -           -      (356,003)          (356,003)
                                       ---------   -------  ----------  --------  ----------  ------------  ----------------
Balance, December 31, 2000               950,000     95     21,973,500   2,197     565,688      (356,003)           211,977
Issuance of common stock for services:
   at $0.01 per share, January                                 800,000      80       7,920             -              8,000
   at $0.01 per share, February                                200,000      20       1,980             -              2,000
Issuance of common stock to acquire
   AdPad's preferred stock                                                                                                -
   at $0.03 per share, December                              3,000,000     300      89,700                           90,000
Issuance of preferred stock for cash:                                                                                     -
   at $0.50 per share, February         300,000      30                            149,970                          150,000
   at $0.75 per share, February         100,000      10                             74,990                           75,000
   at $0.75 per share, March            100,000      10                             74,990                           75,000
   at $0.50 per share, June              50,000       5                             24,995                           25,000
Net loss                                                             -       -           -    (1,940,000)        (1,940,000)
                                      ---------    -------  ----------  --------  ----------  ------------  ------------------
Balance, December 31, 2001            1,500,000    $150     25,973,500  $ 2,597   $ 990,233   $(2,296,003)   $   (1,303,023)
                                      =========    =======  ==========  ========  ==========  ============  ==================



     The accompanying notes are an integral part of this financial statement.
                                       F-4

                                    AGENCE 21, INC.
                          ( A Development Stage Enterprise)
                               STATEMENTS OF CASH FLOWS

                                                                                                      For the period from
                                                                         Year Ended                     September 19, 2000
                                                                        December 31,                      (Inception) to
                                                                             2001                       December 31, 2000
                                                               --------------------------------  -------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                   $                    (1,940,000)  $                     (356,003)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                                                   57,598                           18,238
        Write-off of advances to shareholder                                           161,618                                -
        Common stock issued for services                                                10,000                           17,250
    Changes in current assets and liabilities:
      Rent deposits                                                                     35,847                          (37,500)
      Advances to shareholder                                                         (103,901)                         (57,717)
      Accounts payable                                                                 281,824                           11,274
      Accrued wages and payroll taxes                                                1,058,570                           83,621
      Accrued expenses and other current liabilities                                   134,518                            5,986
                                                               --------------------------------  -------------------------------

  NET CASH USED IN OPERATING ACTIVITIES                                               (303,926)                        (314,851)
                                                               --------------------------------  -------------------------------

  CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment                                            (13,631)                               -
      Website development costs                                                       (512,711)                         (57,121)
                                                               --------------------------------  -------------------------------

  CASH USED IN INVESTING ACTIVITIES                                                   (526,342)                         (57,121)
                                                               --------------------------------  -------------------------------

  CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from  notes payable - shareholders                                      139,500                                -
      Proceeds from  convertible notes payable                                         196,915                                -
      Sales of common stock                                                                  -                           75,729
      Sales of preferred stock                                                         325,000                          475,000
                                                               --------------------------------  -------------------------------

  CASH PROVIDED BY FINANCING ACTIVITIES                                                661,415                          550,729
                                                               --------------------------------  -------------------------------

  NET (DECREASE) INCREASE IN CASH                                                     (168,853)                         178,757

  CASH AT BEGINNING OF PERIOD                                                          178,757                                -
                                                               --------------------------------  -------------------------------

  CASH AT END OF YEAR                                          $                        9,904    $                     178,757
                                                               ================================  ===============================

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    NON-CASH  FINANCING AND INVESTING ACTIVITIES:
          Issuance of common stock for investment in
                AdPad preferred stock                          $                        90,000   $                            -
                                                               ================================  ===============================
          Issuance of common stock for property and equipment  $                             -   $                      168,085
                                                               ================================  ===============================


                                                               Cumulative During the Development Stage
                                                                       (September 19, 2000
                                                                       to December 31, 2001)
                                                               --------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                   $                          (2,296,003)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                                                         75,836
        Write-off of advances to shareholder                                                 161,618
        Common stock issued for services                                                      27,250
    Changes in current assets and liabilities:
      Rent deposits                                                                           (1,653)
      Advances to shareholder                                                               (161,618)
      Accounts payable                                                                       293,098
      Accrued wages and payroll taxes                                                      1,142,191
      Accrued expenses and other current liabilities                                         140,504
                                                               --------------------------------------

  NET CASH USED IN OPERATING ACTIVITIES                                                     (618,777)
                                                               --------------------------------------

  CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment                                                  (13,631)
      Website development costs                                                             (569,832)
                                                               --------------------------------------

  CASH USED IN INVESTING ACTIVITIES                                                         (583,463)
                                                               --------------------------------------

  CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from  notes payable - shareholders                                            139,500
      Proceeds from  convertible notes payable                                               196,915
      Sales of common stock                                                                   75,729
      Sales of preferred stock                                                               800,000
                                                               --------------------------------------

  CASH PROVIDED BY FINANCING ACTIVITIES                                                    1,212,144
                                                               --------------------------------------

  NET (DECREASE) INCREASE IN CASH                                                              9,904

  CASH AT BEGINNING OF PERIOD                                                                      -
                                                               --------------------------------------

  CASH AT END OF YEAR                                                                         9,904
                                                               ======================================

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    NON-CASH FINANCING AND INVESTING ACTIVITIES:
          Issuance of common stock for investment in
                AdPad preferred stock                          $                              90,000
                                                               ======================================
          Issuance of common stock for property and equipment  $                             168,085
                                                               ======================================

       The accompanying notes are an integral part of this financial statement.

                                 AGENCE 21, INC.
                        (A Development Stage Enterprise)
                          NOTES TO FINANCIAL STATEMENTS

1.     THE COMPANY
       -----------

Agence 21, Inc. (the "Company") was incorporated in the State of Delaware in September 2000 and is currently developing technology and infrastructure to be engaged in the business of providing photographers and photography agencies with a full range of marketing, distribution, editorial and other business services. The Company will support the digitization and delivery of images through its electronic infrastructure, while its technology platform will support scanning and conversion of print quality digital images, digital watermarking, electronic payment and settlement and provide associated digital asset management. Marketing services will include artist promotions, exhibitions and fine art print sales.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       ------------------------------------------

Basis of Presentation  - The Company has been classified as a "development stage
---------------------
enterprise" in accordance with Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") "Accounting and Reporting By Development Stage Enterprises." Since inception, the Company has devoted substantial efforts to fund raising, planning, and development of its electronic infrastructure and technology. The Company has not commenced its principal operations, nor has it generated significant revenues from its operations.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses of $2,296,003 since inception. Additionally, the Company had a net working capital deficiency of $2,070,389 at December 31, 2001. The Company has experienced cash shortages and inability to pay its obligations from time to
time  in  2001.   Of  the  $2,080,293  of  current  liabilities,  approximately
$1,475,000 is past due. These amounts include approximately $137,000 payable to the Internal Revenue Service and other payroll taxing authorities and $1,005,000 of accrued wages owed to officers and employees of the Company. These conditions raise doubt about the Company's ability to continue as a going concern.

Management's plans with respect to these matters include restructuring debt, including current liabilities, through the issuance of common stock and entering into forbearance agreements, continuing to defer certain employee compensation as well as restructuring certain debt obligations. Management expects to incur additional losses for the foreseeable future and recognizes the need to raise capital through future issuance of stock and/or debentures in order to develop a viable business. The Company has found it necessary to implement severe cost cutting measures. It may also rely increasingly on strategic alliances with others who will assume responsibility for financing specific required development tasks; thus, reducing the Company's financial requirements for the exploitation of its intellectual properties.

The Company has been able to finance its operations by raising capital through the private placement of common stock and convertible debt.

During 2001, the Company raised $325,000 by issuing 550,000 shares of its $.0001 par value preferred stock to investors. (See Note 10)

During 2001, the Company raised $200,000 by issuing convertible notes, which bear interest at 12% and are payable in shares of common stock (see Note 7).

During 2001, the Company raised $139,500 by issuing notes payable to shareholders, which bear interest at 12% per annum and are payable at various maturity dates (See Note 6).

Website  Development  Costs  -  The  Company  applies Emerging Issues Task Force
---------------------------
00-02, "Accounting for Website Development Costs" in determining the amount of website development costs to be capitalized. These standards require capitalization of certain direct development costs associated with internal use software and website development costs. Costs to be capitalized include internal and external direct project costs including, among others, payroll and labor, material and services. Preliminary website development costs are expensed as incurred. Capitalized costs will be amortized on a straight-line basis over three years commencing upon substantial completion and commercialization of the website.

Research  and Development Costs - Research and development costs are expensed as
-------------------------------
incurred.

Property  and Equipment - Property and equipment is recorded cost.  Expenditures
-----------------------
for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets' estimated lives ranging from 3 to 7 years. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Stock  -  Based  Compensation  - The Company accounts for all transactions under
-----------------------------
which employees, officers and directors receive shares of stock in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for
Stock-Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employees, officers and directors stock option plan other than for options granted at exercise prices below the market price or to non-employees for services.

Advertising  -  The  Company expenses the cost of advertising the first time the
-----------
advertising takes place. Advertising expense charged to operations for the year ended December 31, 2001 amounted to approximately $28,600.

Income  Taxes  - The Company follows Statement of Financial Accounting Standards
-------------
No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Loss Per Common Shares - Basic loss per share has been calculated based upon the
----------------------
weighted average number of common shares outstanding. Stock options have been excluded as common stock equivalents in the computation of diluted loss per share since they are anti-dilutive, or their effect is not material.

Use  of  Estimates  - The preparation of financial statements in conformity with
------------------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair  Value  of  Financial  Instruments  -  The  Company's financial instruments
---------------------------------------
consist primarily of cash, and accounts payable and accrued expenses, which approximate fair value because of their short maturities. The Company's notes payable approximate the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2001.

Impairment  of  Long  - Lived Assets - The Company reviews long-lived assets for
------------------------------------
impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 2001, the Company believes that there has been no impairment of its long-lived assets.

Comprehensive  Income  -  Statement  of  Financial Accounting Standards No. 130,
---------------------
"Reporting Comprehensive Income," establishes standards for reporting and displaying comprehensive income, comprising net income and other non-owner changes in equity, in the financial statements. For all periods presented, comprehensive income was the same as net income.

Recent  Accounting  Pronouncements  -  In  July  2001,  the Financial Accounting
----------------------------------
Standards Board issued Statement of Financial Accounting Standards No. 141 ("SFAS No. 141") "Business Combinations" and SFAS No. 142 "Goodwill and Intangible Assets" ("SFAS No. 142"). SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting and prohibits the use of the pooling-of-interest method for such transactions. SFAS No. 142 applies to all goodwill and intangible assets acquired in a business combination. Under the new standard, all goodwill, including acquired before initial application of the standard, should not be amortized but should be tested for impairment at least annually at the reporting level, as defined in the standard. Intangible assets other than goodwill should be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121. The new standard is effective for fiscal years beginning after December 15, 2001. As of December 31, 2001, the Company had no unamortized goodwill.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting of the Impairment of Long-lived Assets." SFAS 144 superceded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provision of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The Company has not yet determined the effect SFAS will have on its financial position or results of operations in future periods.

On April 30, 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No.13, and Technical Corrections." The rescission of SFAS No.4, "Reporting Gains and Losses from Extinguishments," and SFAS No.64, "Extinguishments of Debt made to Satisfy Sinking Fund Requirements," which amended SFAS No.4 will affect income statement classification of gains and losses from extinguishment of debt. SFAS No.4 requires that gains and losses from extinguishment of debt be classified as an extraordinary item, if material. Under SFAS No. 145, extinguishment of debt is now considered a risk management strategy by the reporting enterprise and the FASB does not believe it should be considered extraordinary under the criteria in APB Opinion No.30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," unless the debt extinguishment meets the unusual in nature and infrequency of occurrence criteria in APB Opinion No. 30. SFAS No. 145 will be effective for fiscal years beginning after May 15, 2002. Upon adoption, extinguishments of debt shall be classified under the criteria in APB Opinion No. 30.

In June 2002, the FASB issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullified Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company has not yet determined the impact of SFAS No. 146 on its financial position and results of operations, if any.


3.     PROPERTY AND EQUIPMENT
       ----------------------

At December 31, 2001, property and equipment consists of:

Office and computer equipment                    $     164,865
Furniture and fixtures                                  16,852
                                                 --------------
                                                       181,717
Less: Accumulated depreciation and amortization         75,836
                                                 --------------

                                                 $     105,881
                                                 ==============


Depreciation and amortization in the amount of $57,598 and $18,238 are included in selling, general and administrative expenses for the periods ended December 2001 and 2000, respectively.

4.     WEBSITE DEVELOPMENT COSTS
       -------------------------

At December 31, 2001, the Company capitalized website development costs in the amount of $569,832.

5.     INVESTMENT
       ----------

In December 2001, the Company entered into a transaction with AdPads Corporation ("AdPads") in which 3,000,000 shares of common stock of the Company were purchased by AdPads for 125,000 shares of Series B Preferred stock of AdPads. The Series B preferred stock is convertible into 50,000,000 shares of common stock of Adpads and has demand registration rights as of July 1, 2002. AdPads trades under the symbol APAD on the OTC bulletin board.

As of December 31, 2001, the Company has valued its investment in AdPads at $90,000 based on cost and estimated fair value.

6.     NOTES PAYABLE - SHAREHOLDERS
       ----------------------------

At December 31, 2001, notes payable to shareholders consist of advances from shareholders, which are due at various dates in 2002 and bear interest at 12% per annum. For the year ended December 31, 2001, the Company recorded interest expense in the amount of $10,600.

7.     CONVERTIBLE NOTES PAYABLE
       -------------------------

At December 31, 2001, convertible notes payable of $365,000 consist of the following:

     Convertible note dated October 1, 2000 in the amount of $165,000 bears interest at 8% per annum and is due on the earlier of the second anniversary of the date of the note or the closing of a merger of the Company with a public traded company. If payment is made on either due date referenced above, the Company will pay or caused to be paid, preferred shares of the Company at a valuation of 100,000 shares for each $50,000 of principal and interest due or equivalent, if paid in connection with a public merger.

     Convertible notes dated July 6, 2001 in the amount of $200,000 bearing interest at 12% per annum and due on the first anniversary of the date of the note. If payment is made on the first anniversary of the date of the note, the Company will pay or caused to be paid, preferred shares of the Company at a valuation of 100,000 shares for each $75,000 of principal and interest due.

8.     INCOME TAXES
       ------------

As of December 31, 2001 a deferred tax asset of $880,000 has been recognized for carryforwards of operating losses of $2,200,000 which expire at various dates through 2009. Since the likelihood of realization of utilizing all carryforwards cannot be determined, the Company has recorded a valuation allowance for the full amount of such deferred tax asset.

                                       2001
                             ----------------
Deferred  tax  asset:
     Net  operating  loss     $      880,000
     Valuation  allowance           (880,000)
                             ----------------
                              $            -
                             ================

9.     SHAREHOLDERS' DEFICIT
       ---------------------

PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of its $.0001 par value preferred stock.

During the period from inception, September 19, 2000 through December 31, 2000, the Company issued 950,000 shares of its $.0001 par value preferred stock to investors for cash consideration in the amount of $475,000.

During the year 2001, the Company issued 550,000 shares of its $.0001 par value preferred stock to investors for cash consideration in the amount of $325,000.

COMMON STOCK

The Company is authorized to issue 40,000,000 shares of its $.0001 par value common stock.

During the period from inception, September 19, 2000 through December 31, 2000, the Company issued shares of its $.0001 par value common as follows:

     In September, 13,035,500 shares were issued to its founding officers and directors for cash consideration in the amount of $3,600.

     In October, November and December, 7,213,000 shares were issued to investors for cash consideration in the amount of $72,130.

     In October and November, 1,725,000 shares were issued to officers, employees, consultants and advisors for services valued at $.01 per share.

During the year ended December 31, 2001, the Company issued shares of its $.0001 par value common as follows:

     In January, 1,000,000 shares were issued to officers, employees, consultants and advisors for services valued at $.01 per share.

     In December, 3,000,000 shares were issued to AdPads Corporation in exchange of 125,000 shares of Series B Preferred stock of AdPads Corporation. (See
     Note  5)

During the period from inception to December 31, 2001, the Company issued stock options and warrants as described in Note 10.


10.     STOCK OPTIONS AND WARRANTS
        --------------------------

During 2000 and 2001, options and warrants were granted to officers, directors and employees based upon employment agreements and other agreements with investors and members of the Company's Advisory Board at the discretion of the Board of Directors.

During 2000, the Company's Board of Directors granted options for the purchase of 2,925,000 shares of its common stock to officers, directors and employees of the Company. The exercise prices for such options were established by the Board of Directors at $.50 per share. Vesting of the right to exercise such stock options occurs over periods until the year 2003. All of the stock options expire at the end of 5 years from the date of grant. Of these share options, 731,250 vested during the year ended December 31, 2000. There were no exercised options as of December 31, 2000.

During 2001, the Company's Board of Directors granted options for the purchase of 3,225,000 shares of its common stock to officers, directors and employees of the Company. The exercise price for such options was established by the Board of Directors at $.50 per share. Effective October 31, 2001, the exercise price for all prior options was established at $.05 per share. Vesting of the right to exercise such stock options occurs over periods until the year 2004. All of these stock options expire at the end of 5 years from the date of grant. Of these share options, 1,931,250 vested during the year ended December 31, 2001. At December 31, 2001, there were cumulative vested share options in the amount of 3,287,500, net of cancellations. There were no exercised options through December 31, 2001.

During 2001, the Company's Board of Directors granted warrants for the purchase of 1,675,000 shares of its common stock to investors and members of the Company's Advisory Board. The exercise prices for such options were established by the Board of Directors at prices ranging from $.05 to $1.00 per share. Vesting of the right to exercise such warrants occurs over periods until the year 2005. The right to exercise these warrants expires at the end of 5 years from the date of grant. Of these share options, 1,356,250 vested during the year ended December 31, 2001. There were no exercised warrants at December 31, 2001.

The following summarizes the Company's stock option and warrant activity for the years ended December 31, 2001 and 2000:



                                OPTIONS                 WARRANTS
                      ----------------------    -----------------------
                                  Weighted                     Weighted
                       Shares      Average          Shares     Average
                     Underlying    Exercise       Underlying   Exercise
                       Options      Price          Warrants    Price
                     -----------------------    ------------------------

Inception, 09/19/00                 0.00             0        0.00
Granted              2,925,000      0.50             -        -
Canceled                     -         -             -        -
Exercised                    -         -             -        -
                     -----------------------    ------------------------


Balance, 12/31/00    2,925,000      0.50             0        0

Granted              3,225,000      0.50         1,675,000    0.36
Canceled              (762,500)     0.50             -        -
Exercised                    -         -             -        -
                     -----------------------    ------------------------

Balance, 12/31/01    5,387,500      0.05 *       1,675,000    0.36
                     =======================    ========================

                                                        OPTIONS
                   OPTIONS OUTSTANDING                EXERCISABLE
---------------------------------------------   -------------------------------
           Number of   Weighted                      Number of
         Outstanding    Average     Weighted       Outstanding     Weighted
           Shares     Remaining     Average           Shares       Average
Exercise Underlying   Contractual  Exercise          Underlying    Exercise
Price     Options        Life       Price              Options     Price
---------------------------------------------   -------------------------------

0.05     5,387,500        1.53      0.05  *            2,825,000     0.05
=============================================   ===============================

* On October 31, 2001, the Board of Directors approved a reduction in the exercise price of options held by employees and consultants providing services to the Company on October 31, 2001.

                                                            WARRANTS
            WARRANTS OUTSTANDING                          EXERCISABLE
-------------------------------------------------    --------------------------
           Number of     Weighted                       Number of
         Outstanding     Average     Weighted         Outstanding     Weighted
           Shares       Remaining    Average            Shares        Average
Exercise  Underlying   Contractual   Exercise          Underlying     Exercise
Price     Warrants         Life      Price              Warrants      Price
-------------------------------------------------    --------------------------
 0.05     750,000          4.51      0.05                 750,000     0.05
 0.42     500,000          5.00      0.42                 500,000     0.42
 0.50     100,000          4.09      0.50                  25,000     0.50
 0.75     100,000          4.45      0.75                  25,000     0.75
 1.00     225,000          1.53      1.00                  56,250     1.00
-------------------------------------------------    --------------------------

The Company's pro forma compensation expense for 2001 and 2000 was not material.



11.     LITIGATION  AND  SETTLEMENT  OF  CLAIMS
        ---------------------------------------

At December 31, 2001, the Company was a defendant in a lawsuit where the creditor was seeking recovery of future and past due lease payments on a lease, which was terminated by the parties. The Company entered into a settlement agreement on April 1, 2002, which requires the payment of principal of $88,500 plus stipulated interest in ten installments commencing, April 2002. The entire $88,500 is included in accounts payable.

The Company has been involved in various other minor claims and lawsuits, primarily with former officers and employees, both for and against the Company. The Company has reached settlement or the case has been dismissed. Management believes that any financial responsibility that incurred in settlement of such claims and lawsuits would not be material to the Company's financial position.


12.     WRITE-OFF OF ADVANCES
        ---------------------

During the years ended December 31, 2000 and 2001, the former president of the Company, Charles W. Clark, received authorized and unauthorized advances in the amount of $338,000 from the Company. Charles W. Clark was terminated as president and member of the board of directors and as president on July 10, and 11, 2001, respectively. The amount of advances, net of authorized compensation and expenses, due at the time of terminations was $ 180,388. The Company recovered $44,199 from Bank of America. The Company has commenced action to collect the remaining balance due in the amount of $136,189. The Company has recorded a valuation allowance for the remaining balance since the likelihood of collection is doubtful.

During the year ended December 31, 2001, the Company advanced funds in the amount of $21,979 to Museum Archives of Washington, Inc. as part of a proposed acquisition. The Company after completing due diligence decided not to pursue the proposed acquisition. The Company has recorded a valuation allowance for the advances, including interest in the amount of $3,450, since the likelihood of collection is doubtful.

Selling, general and administrative expenses include a valuation allowance for the above advances in the amount of $161,618 as of December 31, 2001.

13.     SUBSEQUENT EVENTS
        -----------------

REVERSE ACQUISITION WITH SARATOGA HOLDINGS, INC.

On April 18, 2002, the Company entered into an exchange agreement with Saratoga Holdings, Inc. ("Saratoga"), a Texas corporation and a publicly traded company, and A21 Acquisition LLC, ("A21 Acquisition") a wholly owned subsidiary of Saratoga. Prior to the closing of the exchange, A21 Acquisition held 12,925,118 shares of Saratoga, its parent company, which represented 87.43% of Saratoga's outstanding common stock.

On April 30, 2002 pursuant to the exchange agreement, the shareholders of the Company exchanged 26,236,000 shares (84.3%) of the common stock of the Company and 1,500,000 shares (100%) of preferred stock of the Company on a basis of 3 shares of the Company for each share of common stock of Saratoga held by A21 Acquisition. Total shares issued to the Company's shareholders, 9,245,343 shares, represent 83.27% of the outstanding common stock of Saratoga. The remaining 3,679,775 shares of common stock of Saratoga held by A21 Acquisition, the wholly owned subsidiary of Saratoga, will be retired. The minority shareholders hold 4,887,500 shares of common stock in the Company.

The holders of a majority of all outstanding options and warrants of the Company agreed to terms of the exchange agreement.

The exchange will be accounted for as a reverse acquisition under the purchase method of accounting, since the former shareholders of the Company will own a majority of the outstanding common stock of Saratoga. Accordingly, the combination of the Company and Saratoga will be recorded as a recapitalization of the Company pursuant to which the Company will be treated as the continuing entity for accounting purposes and the historical financial statements will be those of the Company. Upon the closing of the reverse acquisition, A21 Acquisition and the Company will continue to operate as a wholly owned subsidiary of Saratoga.

Effective with the closing of the exchange, Saratoga Holdings, I Inc. changed its name to a21, Inc. The common stock of a21, Inc. trades under the symbol ATWO on the OTC bulletin board.

CONVERTIBLE  NOTES  PAYABLE

Subsequent to December 31, 2001, the Company exercised its option to convert notes payable in the amount of $365,000, plus accrued interest of $54,047 into 228,719 shares of post acquisition common stock of a21, Inc. (See Note 7)

OTHER  NOTES  PAYABLE

In August 2002, the Company entered into agreements to convert certain other notes payable in the amount of $130,000, plus accrued interest of $20,618, into 233,017 shares of post acquisition common stock of a21, Inc. (See Note 6)

EXERCISED  OPTIONS  AND  WARRANTS

In March 2002, the Company approved full vesting for certain officer/shareholders of the Company. The officers exercised options for 2,400,000 shares of pre-acquisition common stock at $.05 per share. Consideration for the option price in the amount of $120,000 was the cancellation of certain liabilities due to the officers.

In April 2002, fully vested warrants were exercised for 750,000 shares of common stock (pre-acquisition) of the Company at $.05 per share. The Company received $37,500 in cash as consideration.

ISSUANCE  OF  COMMON  STOCK,  OPTIONS  AND  WARRANTS

The following is a summary of common stock issued subsequent to December 31, 2001.

In February 2002, the Company issued warrants for the purchase of 100,000 shares of the Company's common stock (pre-acquisition) to certain investors at exercise prices of $.21 and $.42 per share.

In March 2002, The Board of Directors granted options for the purchase of 162,500 shares of its common stock (pre-acquisition) to certain employees of the Company. Vesting of the right to exercise these stock options occurs over a three year period. These stock options expire 5 years from the date of grant.

In March and April 2002, the Company issued 2,000,000 shares of common stock (pre-acquisition) to certain advisors of the Company in exchange for 166,668 shares of Series A Preferred Stock of AdPads Corporation held by the advisors. The Series A Preferred Stock is convertible into 20,000,160 shares of common stock of AdPads Corporation. The Company has valued the consideration received by the Company at a $100,000 cost and estimated fair market value.

In May 2002, the Company issued 166,163 shares of its common stock (post-acquisition) to the investment banker providing services in connection with the reverse acquisition of Saratoga Holdings I, Inc. Services from the investment banking firm have been valued at a $42,000 cost and estimated fair market value.

In May and July 2002, the Company issued 150,000 shares of its common stock (post-acquisition) to the Company's primary legal professionals for services to the Company valued at a $88,000 cost and estimated fair market value.

In June 2002, the Company issued 345,000 shares of its common stock (post-acquisition) to outside investors for cash consideration in the amount of $203,000.

In June 2002, the Company granted warrants for the purchase of 187,500 shares of the Company's common stock (post-acquisition) to certain investors of the Company at exercise prices of $.75 and $1.25 per share.

On August 1, 2002, the Company entered into an agreement with an investment banking firm for the purpose of providing the Company with financial consulting services, investment banking and management consulting services. As part of the consideration for this agreement, the Company has issued 100,000 shares of its common stock (post-acquisition) and has agreed to issue an additional 100,000 shares of common stock (post-acquisition), subject to certain contingencies at future dates. The cost of the services to be performed will be determined at the market price of the common stock on the date of issuance. In addition, the Company has agreed to issue warrants to purchase 200,000 shares of the Company's common stock (post-acquisition) at exercise prices ranging from $1.25 to $1.75 per share.

The Company has adopted a Stock Option, Stock Warrant and Stock Award Plan ("the Stock Plan"). The purpose of the Stock Plan is to maintain the ability of the Company and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition the Stock Plan is intended to encourage ownership of common stock of the Company by the directors, employees and consultants of the Company and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business.

ADDITIONAL  FINANCING

Subsequent to December 31, 2001, the Company raised additional working capital by issuing notes payable in the amount of $195,000. The notes payable are due to shareholders and entities related to existing shareholders.

                   SARATOGA HOLDINGS I, INC. AND SUBSIDIARIES
                       INTRODUCTION TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


On April 18, 2002, the Agence 21 ("Agence") entered into an exchange agreement with Saratoga Holdings I, Inc. ("Saratoga"), a Texas corporation and a publicly traded company, and a21 Acquisition LLC, ("A21 Acquisition") a wholly owned subsidiary of Saratoga. Prior to the closing of the exchange, A21 Acquisition held 12,925,118 shares of Saratoga, its parent company, which represented 87.43% of Saratoga's outstanding common stock.

On April 30, 2002 pursuant to the exchange agreement, the shareholders of Agence exchanged 26,236,000 shares (84.3%) of the common stock of Agence and 1,500,000 shares (100%) of preferred stock of Agence on a basis of 3 shares of Agence for each share of common stock of Saratoga held by A21 Acquisition. Total shares issued to the Agence's shareholders, 9,245,343 shares, represent 83.27% of the outstanding common stock of Saratoga. The remaining 3,679,775 shares of common stock of Saratoga held by A21 Acquisition, the wholly owned subsidiary of Saratoga, will be retired. The minority shareholders hold 4,887,500 shares of common stock in Agence.

The holders of a majority of all outstanding options and warrants of Agence agreed to terms of the exchange agreement.

The following unaudited pro forma consolidated balance sheet represents the pro forma financial position of Saratoga and Agence at March 31, 2002, as if the reverse acquisition occurred at the beginning of 2001.

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2002 and the year ended December 31, 2001 reflect the combined results of Saratoga and Agence as if the reverse acquisition of the two companies had occurred at the beginning of 2001.

For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. The exchange has been accounted for, as a reverse acquisition, under the purchase method of accounting, since the former shareholders of Agence will own a majority of the outstanding common stock of Saratoga after the acquisition.
Accordingly, the combination of Agence with Saratoga will be recorded as a recapitalization of Agence, pursuant to which Agence will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of Agence. Upon the completion of the reverse acquisition, Agence, and A21 Acquisition will continue to operate as a wholly owned subsidiary of Saratoga.

The unaudited pro forma consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

                                            SARATOGA HOLDINGS I, INC. AND SUBSIDIARIES
                                          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                         MARCH 31, 2002


                                                               Saratoga        Agence 21,
                                                           Holdings I, Inc.       Inc.      Note        Adjustments    Pro Forma
                                                          ------------------  ------------  ----       -------------  ------------
                                 ASSETS
                                 ------
CURRENT ASSETS:

    CASH                                                  $               -   $    15,271              $          -   $    15,271
    ORGANIZATION COSTS                                                7,000             -         d          (7,000)            -
    PROPERTY AND EQUIPMENT                                                -        91,304                         -        91,304
    WEBSITE DEVELOPMENT COSTS                                                     696,551                                 696,551
    INVESTMENT                                                            -       140,000                         -       140,000
    OTHER ASSETS                                                          -         1,653                         -         1,653
    INVESTMENT IN SUBSIDIARY                                                                      c          30,247
                                                                                                  g         (30,247)            -
                                                          ------------------  ------------             -------------  ------------

                                                          $           7,000   $   944,779              $     (7,000)  $   944,779
                                                          ==================  ============             =============  ============


                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                      $          44,000   $   313,443         d         (44,000)  $   313,443
    Accrued wages and payroll taxes                                       -     1,306,045                         -     1,306,045
    Accrued expenses and other current liabilities                   32,000        97,247         d         (32,000)       97,247
    Notes payable - shareholders                                    318,000       284,500         d        (318,000)      284,500
    Convertible notes payable                                             -       365,000                         -       365,000
                                                          ------------------  ------------             -------------  ------------
        TOTAL CURRENT LIABILITIES                                   394,000     2,366,235                  (394,000)    2,366,235
                                                          ------------------  ------------             -------------  ------------


SHAREHOLDERS' EQUITY:
    Preferred stock, $.001 , $.0001 and $.001 par value;
      100,000, 10,000,000 and 100,000
          shares authorized, none, 1,500,000 and none
             issued and outstanding                                       -           150         a            (150)            -

Common stock, $.001, $.0001  and .001 par value -
  100,000,000, 40,000,000 and 100,000,000 shares
    authorized, 3,791,667, 29,373,500 and 10,865,575                  3,792         2,938         a          (2,938)
      shares  issued and outstanding                                                              c          30,247

                                                                                                  e         (19,494)
                                                                                                  f          (3,680)
                                                                                                                           10,866

Additional paid-in-capital                                           13,208     1,159,892         a             150
                                                                                                  a           2,938
                                                                                                  b        (404,000)
                                                                                                  g         (30,247)
                                                                                                  d         387,000

                                                                                                  e          19,494
                                                                                                  f           3,680     1,152,114

(Accumulated deficit) Retained earnings                            (404,000)   (2,584,436)        b         404,000


                                                                                                                       (2,584,436)
                                                          ------------------  ------------             -------------  ------------
      TOTAL SHAREHOLDERS' EQUITY                                   (387,000)   (1,421,456)                  387,000    (1,421,456)
                                                          ------------------  ------------             -------------  ------------

                                                          $           7,000   $   944,779              $     (7,000)  $   944,779
                                                          ==================  ============             =============  ============

                  See notes to pro forma financial statements.

                                  SARATOGA  HOLDINGS  I,  INC.  AND  SUBSIDIARIES
                         UNAUDITED  PRO  FORMA  CONSOLIDATED  STATEMENT  OF  OPERATIONS
                                       THREE  MONTHS  ENDED  MARCH  31,  2002


                                                Saratoga              Agence 21,
                                            Holdings I, Inc.             Inc.            Note   Adjustments        Pro Forma
                                          --------------------  -----------------------  ----  -------------  --------------------
REVENUE                                   $                 -   $                    -         $          -   $                 -

EXPENSES:
    Research and development                                                    41,861                                     41,861
    General and administrative                         71,000                  219,136                                    290,136
    Depreciation and amortization                       1,000                   14,576                    -                15,576
    Interest expense, net                               4,000                   12,861                    -                16,861
                                          --------------------  -----------------------        -------------  --------------------
         TOTAL OPERATING EXPENSES                      76,000                  288,434                    -               364,434
                                          --------------------  -----------------------        -------------  --------------------

NET LOSS                                  $           (76,000)  $             (288,434)                   -   $          (364,434)
                                          ====================  =======================        =============  ====================

NET LOSS PER SHARE - BASIC AND DILUTED    $             (0.02)                  (0.01)                        $             (0.03)
                                          ====================  =======================                       ====================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING,  BASIC AND DILUTED                 3,791,667               23,221,527                                10,865,575
                                          ====================  =======================                       ====================


                  See notes to pro forma financial statements.

                        SARATOGA HOLDINGS I, INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED DECEMBER 31, 2001

                                                   Saratoga                          Agence 21,
                                                 Holdings I, Inc.                        Inc.                    Note
                                            ---------------------------  ------------------------------------   -----
REVENUE                                    $                         -                                     -

EXPENSES:
    Research and development                                     2,000                               225,518
    General and administrative                                 196,000                             1,636,631
    Depreciation and amortization                                4,000                                57,598
    Interest Expense, net                                       11,000                                20,253
                                            ---------------------------  ------------------------------------
         TOTAL OPERATING EXPENSES                              213,000                             1,940,000
                                            ---------------------------  ------------------------------------

  NET LOSS                                  $                 (213,000)                           (1,940,000)
                                            ===========================  ====================================

  NET LOSS PER SHARE - BASIC AND DILUTED    $                    (0.06)                                (0.08)
                                            ===========================  ====================================

  WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING,  BASIC AND DILUTED                          3,791,667                            22,964,733
                                            ===========================  ====================================


                                                      Adjustments                     Pro Forma
                                            ---------------------------------  ---------------------

  REVENUE                                   $                             -    $                 -
  EXPENSES
    Research and development                                                                227,518
    General and administrative                                                            1,832,631
    Depreciation and amortization                                          -                 61,598
    Interest Expense, net                                                  -                 31,253
                                            ---------------------------------  ---------------------
         TOTAL OPERATING EXPENSES                                          -              2,153,000
                                            ---------------------------------  ---------------------

  NET LOSS                                   $                             -    $        (2,153,000)
                                            =================================  =====================

  NET LOSS PER SHARE - BASIC AND DILUTED                                        $             (0.01)
                                            =================================  =====================


  WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING,  BASIC AND DILUTED                                                      10,865,575
                                            =================================  =====================

                     See notes to pro forma financial statements.
                                      F-21

                      SARATOGA HOLDINGS I, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma balance sheet at March 31, 2002 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2002 and for the year ended December 31, 2001, to reflect the reverse acquisition of Saratoga Holdings I, Inc. and Agence 21, Inc. No minority interest in net assets of subsidiary is recorded since Saratoga has no shareholders' equity.

     a. To record the recapitalization of Agence 21's common and preferred stock to additional paid-in capital.

     b. To record the recapitalization of Saratoga's accumulated deficit to additional paid-in capital.

     c. To record the issuance of 30,247,360 shares of common stock in the reverse acquisition

     d. To reclassify Saratoga's assets and liabilities to contribution of capital

     e    To reflect a 2.3402:1 reverse stock split of Saratogas common stock

     f    To record retirement of 3,679,775 shares of Saratoga's stock.

     g    To eliminate investment in legal subsidiary


     Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                 Three Months Ended     Year Ended
                                                  March 31, 2002   December 31, 2001
                                                  ---------------  ------------------
Saratoga 's weighted average shares outstanding
    (post split)                                       1,620,232           1,620,232

Saratoga's weighted average shares outstanding
    as adjusted for the reverse acquisition
       (post - split)                                 12,925,118          12,925,118


To record retirement of Saratoga's common stock
    held by a21 Acquisition LLC.                      (3,679,775)         (3,679,775)
                                                  ---------------  ------------------

                                                      10,865,575          10,865,575
                                                  ===============  ==================

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September  13,  2002


                 A21,  INC.


                 By  /s/  Albert  H.  Pleus
                 --------------------------------------------
                 Albert  H.  Pleus,  Chairman  and  Secretary